UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2022

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 3, 2022, Palo Alto Networks, Inc. (the “Company”) filed its definitive proxy statement for the Company’s 2022 Annual Meeting of Stockholders to be held on December 13, 2022 (the "Proxy Statement"). The following information supplements the disclosures set forth in the Proxy Statement.

On November 10, 2022, the Company granted additional equity awards totaling 3,253,380 shares under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”). Immediately following these grants, 7,598,867 shares remained available for issuance under the 2021 Plan and the 2012 Equity Incentive Plan. Additionally, outstanding awards under the Company’s 2012 Equity Incentive Plan and the 2021 Plan covered 28,702,448 shares.

Additional Equity Plan Information

The following table provides certain additional information regarding the Company’s equity compensation plans, excluding the Employee Stock Purchase Plan:

As of 11/10/2022
Total Stock Options (including PSOs) Outstanding	8,017,260
Weighted-Average Exercise Price of Stock Options Outstanding	$64.59 per share
Weighted-Average Remaining Duration of Stock Options Outstanding	2.88 years
Total Restricted Stock Units (including PSUs) Outstanding	20,685,188
Total Shares Available for Grant under the 2021 Equity Incentive Plan and the 2012 Equity Incentive Plan(1)	7,598,867

(1)

Shares available for grant under the 2012 Equity Incentive Plan are limited to performance-based restricted stock units which do not yet have approved performance targets established. These performance-based restricted stock units do not yet have a reportable grant date fair value under ASC Topic 718.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Dipak Golechha
Dipak Golechha
Chief Financial Officer

Date: November 14, 2022